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                                  EXHIBIT 23.2

                          CONSENT OF ERNST & YOUNG LLP



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                          Consent of Ernst & Young LLP


We consent to the incorporation by reference in the registration statement on Form S-8 of Summit Holding Southeast, Inc. (the Company), pertaining to the Summit Holding Southeast, Inc. Retirement Plan (the Plan), of (i) our report dated June 26, 1997 on the consolidated financial statements and financial statement schedules of Summit Holding Southeast, Inc. as of March 31, 1997 and 1996 and for the years then ended, included in the Company's Annual Report on Form 10-K for the year ended March 31, 1997, and (ii) our report dated September 23, 1997 on the financial statements of the Summit Consulting, Inc. Retirement Plan (now know as the Summit Holding Southeast, Inc. Retirement Plan) included in the Plan's Annual Report on Form 11-K for the year ended December 31, 1996, filed with the Securities and Exchange Commission.




                                                             Ernst & Young LLP



Jacksonville, Florida
September 25, 1997